 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2017

CHINA XD PLASTICS COMPANY LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-34546	04-3836208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 9 Dalian North Road, Haping Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, PRC 150060
(Address of Principal Executive Offices)

(86) 451-8434-6600
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2017, the Board of Directors (the “Board”) of China XD Plastics Company Limited (the “Company”) appointed Joseph Chow to serve as a director of the Company. The Board also appointed Mr. Chow as a member and the chairman of the Audit Committee and a member of the Nominating Committee of the Board.

Mr. Chow, 54, has over 20 years of experience in corporate finance, financial advisory and management and has held senior executive and managerial positions in various public and private companies. Mr. Chow is Managing Director of Centurium Capital, prior to the current position, He also served as the member of director, the audit committee and the compensation committee of China Lodging Group, Limited, a NASDAQ listed company and was a managing director of Moelis & Company, a managing director at Goldman Sachs Asia LLP. Before that, he served as an independent financial consultant, as chief financial officer of Harbor Networks Limited, and as chief financial officer of China Netcom (Holdings) Company Limited. Prior to that, Mr. Chow served as the director of strategic planning of Bombardier Capital, Inc., as vice president of international operations of Citigroup and as the corporate auditor of GE Capital. Mr. Chow currently sits on the board as independent non-executive director for China ZhongDi Dairy Holdings Company Limited, Intime Department Store (Group) Co., Ltd. and CAR, Inc., respectively, which are companies listed on the Stock Exchange of Hong Kong. Since 2014, Mr. Chow has served as a member of the board of directors of China Biologic Products, Inc., a NASDAQ listed company. Mr. Chow obtained a Bachelor of Arts degree in political science from Nanjing Institute of International Relations and a Master of Business Administration degree from the University of Maryland at College Park.

The Board has determined that Mr. Chow qualifies as the “audit committee financial expert” and an independent member of our Board of Directors under Rule 5605(c)(2)(A) and Rule 5605(a) of the listing standards of the Nasdaq Stock Market, respectively. The Company believes that with the appointment of Mr. Chow to the Audit Committee, the Company will regain compliance with Rule 5605(c) of the listing standards of the Nasdaq Stock Market effective November 16, 2017.

There are no family relationships between Mr. Chow and any of the executive officers or directors of the Company.  There are no any arrangement or understanding between Mr. Chow and other persons pursuant to which Mr. Chow was elected as a director of the Board.  For the fiscal year ended December 31, 2016, there have been no transactions nor are there any currently proposed transactions to which the Company was or is to be a party in which Mr. Chow or any member of his immediate family had has or will have a direct or indirect material interest.

In connection with Mr. Chow’s appointment to the Board, the Company entered into an Indemnification Agreement with Mr. Chow, pursuant to which Mr. Chow is entitled to standard  indemnification  protection as a director of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.4	Form of Indemnification Agreement (Filed as an exhibit to the Company's current report on Form 8-K, as filed with the Securities and Exchange Commission on August 15, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2017

CHINA XD PLASTICS COMPANY LIMITED

By:	/s/ Jie Han
Name: Jie Han
Title: Chief Executive Officer